Exhibit 21

Genworth Financial, Inc.’s subsidiaries as of December 31, 2016 are listed below. Except where noted below, Genworth Financial, Inc. owns, directly or indirectly, 100% of the outstanding shares or other equity interests of these companies (including, with respect to certain companies, shares in names of nominees and qualifying shares in names of directors).

Name	Domicile
Assigned Settlement, Inc.	Virginia
Capital Brokerage Corporation	Washington
CFI Pensions Trustees Limited	United Kingdom
Genworth Annuity Service Corporation	Delaware
Genworth Australian General Partnership	Australia
Genworth Canada Holdings I Company (1)	Canada
Genworth Canada Holdings II Company (1)	Canada
Genworth Financial Agency, Inc.	Virginia
Genworth Financial Asia Limited	Hong Kong
Genworth Financial Assurance Corporation	North Carolina
Genworth Financial Australia Holdings, LLC (2)	Delaware
Genworth Financial India Private Limited	India
Genworth Financial International Holdings, LLC	Delaware
Genworth Financial Mauritius Holdings Limited	Mauritius
Genworth Financial Mortgage Indemnity Limited (2)	Australia
Genworth Financial Mortgage Insurance Company Canada (1)	Canada
Genworth Financial Mortgage Insurance Finance Holdings Pty Ltd (2)	Australia
Genworth Financial Mortgage Insurance Finance Pty Ltd (2)	Australia
Genworth Financial Mortgage Insurance Holdings Pty Ltd (2)	Australia
Genworth Financial Mortgage Insurance Pty Limited (2)	Australia
Genworth Financial New Holdings Pty Ltd (2)	Australia
Genworth Financial Participações Ltda.	Brazil
Genworth Financial Services Pty Limited (2)	Australia
Genworth Financial Services, Inc.	Delaware
Genworth Financial UK Pension SPV Limited	United Kingdom
Genworth Holdings, Inc.	Delaware
Genworth Life and Annuity Insurance Company	Virginia
Genworth Life Insurance Company (dba GLIC in New York)	Delaware
Genworth Life Insurance Company of New York	New York
Genworth MI Canada Inc. (1)	Canada
Genworth Mortgage Holdings, Inc.	Delaware
Genworth Mortgage Holdings, LLC	North Carolina
Genworth Mortgage Insurance Australia Limited (2)	Australia
Genworth Mortgage Insurance Corporation	North Carolina
Genworth Mortgage Insurance Corporation of North Carolina	North Carolina
Genworth Mortgage Reinsurance Corporation	North Carolina
Genworth Mortgage Services, LLC	North Carolina
Genworth North America Corporation	Washington
Genworth Seguros Daños, S.A. de C.V.	Mexico
Genworth Seguros de Credito a la Vivienda, S.A. de C.V.	Mexico
Genworth Seguros Vida, S.A. de C.V.	Mexico
Genworth Servicios, S. de R. L. de C. V.	Mexico
GFCM LLC	Delaware
GLIC Real Estate Holding, LLC	Delaware
GLICNY Real Estate Holding, LLC	Delaware

Name	Domicile
GNWLAAC Real Estate Holding, LLC	Delaware
HGI Annuity Service Corporation	Delaware
Jamestown Life Insurance Company	Virginia
Mayflower Assignment Corporation	New York
MIC Holdings H Company (1)	Canada
MIC Insurance Company Canada (1)	Canada
National Eldercare Referral Systems, LLC	Delaware
Newco Properties, Inc.	Virginia
River Lake Insurance Company VI	Delaware
River Lake Insurance Company VII	Vermont
River Lake Insurance Company VIII	Vermont
River Lake Insurance Company IX	Vermont
River Lake Insurance Company X	Vermont
River Lake Insurance Company XI	Delaware
Rivermont Life Insurance Company I	South Carolina
Sponsored Captive Re, Inc.	North Carolina
United Pacific Structured Settlement Company	Florida

(1)	Genworth Financial, Inc. beneficially owns 57.2% of the shares.
(2)	Genworth Financial, Inc. beneficially owns 52.0% of the shares.